Exhibit 10.24

AMENDMENT TO LOAN AGREEMENT

THIS AMENDMENT TO LOAN AGREEMENT (this “Amendment”) is made and entered into as of the 28th of August, 2013, by and among MTI Capital, LLC, a Delaware limited liability company (“Lender”) and First Choice Healthcare Solutions, Inc., a Delaware corporation (“Borrower”).

RECITALS

A.	Borrower and Lender are parties to that certain Loan Agreement, dated on or about May 1, 2013 the “Loan Agreement”, pursuant to which Lender made available to Borrower a line or credit in the amount of Two Million Dollars ($2,000,000) for the purpose of financing the general corporate purposes of the Borrower.

B.	The Borrower has agreed to change the conversion rate and in consideration of such change the parties have agreed to continue working under the Loan Agreement.

C.	Capitalized terms used but not defined herein shall have the meanings given to them in the Loan Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and covenants contained herein, Borrower and Lender do hereby agree to the following amendments to the Loan Agreement:

Section 1 The sixth paragraph of the Loan Agreement shall be deleted in its entirely and replaced with the following:

Holder, at its sole opinion, may convert all or any portion of the principal (or added principal) into shares of First Choice Healthcare Solutions, Inc. (OCTBB: FCHS) that the Maker has the right to have issued to the Holder (or its assigns), said common stock based upon a price of $.45 per share (the “Shares”). Holder shall exercise its option by completing the form of Conversion Notice attached hereto as Exhibit A. In connection with the issuance of the Shares, the Holder represents and warrants the following to the Maker:

Section 2 Representations and Warranties. Borrower makes all representations and warranties set forth in the Loan Agreement as of the date hereof and confirms that they are true and correct in all material respects and that there is no Event of Default outstanding.

Section 3 Miscellaneous.

(a)                Amendments. Neither this Amendment nor any provision hereof may be changed, waived, discharged, or terminated orally, but only by instrument in writing signed by all of parties to this Amendment.

(b)               Counterparts; PDFs. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instruments. Delivery of an executed signature page by facsimile or PDF shall be as effective as delivery of a manually executed counterpart hereof.

IN WITNESS WHEREOF, Borrower and Lender have hereunto caused these presents to be executed on the first above written.

LENDER	BORROWER

MTI Capital, LLC	First Choice Healthcare Solutions, Inc.

By: /s/ Frank Sarro	By: /s/ Christian C. Romandetti
Name: Frank Sarro	Name: Christian C. Romandetti
Title: Member	Title : Prsident